Exhibit 99.1

Yum China Reports Second Quarter 2020 Results

Over 99% of stores are now open

Total Revenues recovered to 89% of prior year. System Sales recovered to 96% of prior year in constant currency

Opened 169 new stores and Reported $128 million Operating Profit despite Unprecedented COVID-19 Impact

Shanghai, China (July 29, 2020) – Yum China Holdings, Inc. (the "Company" or "Yum China") (NYSE: YUMC) today reported unaudited results for the second quarter ended June 30, 2020.

Impact of COVID-19 Outbreak and Mitigation Efforts

Second quarter operations improved since the COVID-19 outbreak. More than 99% of stores in China are now open, with sales and profits trending unevenly. Sales improved sequentially in April and May but softened in June. Sales were primarily impacted by significantly reduced traffic at transportation and tourist locations, delayed and shortened school holidays and resurging regional infections. These factors and the lingering effect of COVID-19 continue to impact operations in July.

The unevenness in recovery was most pronounced in the differences between regions and trade zones. Eastern China recovered faster than other regions. Northern China’s recovery was notably slower, primarily due to more stringent public health measures. Transportation and tourist locations, which accounted for high single digits of sales, continue to experience significant year over year traffic declines. The pace of recovery also varies across days of the week. Weekdays recovered the fastest as people returned to work and school, followed by weekends, with holidays lagging behind.

The Company’s primary focus continues to be safety, efficiency and driving traffic. The Company drove traffic during the second quarter by leveraging its digital and operating capabilities and adapting to changing consumer demand. While dine-in improved when compared to the beginning of the COVID-19 outbreak, delivery and takeaway continued to grow year over year and contributed over half of Company sales in the second quarter. Member sales also grew double digits year over year and exceeded 60% of system sales. Digital ordering grew in popularity, accounting for approximately 80% of Company sales in the quarter.

Sales deleveraging and additional costs reduced restaurant margin and operating profit compared to the prior year period. Those negative impacts were partially offset by the realignment of our cost structure and labor productivity improvements. The Company also received one-time relief from landlords and government agencies.

Second Quarter Highlights

●	Results for this quarter include the consolidation of the recently acquired Huang Ji Huang operations from the date of the acquisition on April 8, 2020.
●	Total revenues declined 11% year over year to $1.90 billion from $2.12 billion (a 7% decline excluding foreign currency translation (“F/X”)).
●	Total system sales declined 4% year over year, with declines of 6% at KFC and 12% at Pizza Hut, excluding F/X (7% decline excluding the consolidation of Huang Ji Huang).
●	Same-store sales declined 11% year over year, with a 10% decline at KFC and 12% decline at Pizza Hut, excluding F/X.
●	Opened 169 new stores during the quarter. Including 607 Huang Ji Huang restaurants, total store count reached 9,954.
●	Restaurant margin was 13.7%, compared with 14.7% in the prior year period.
●

Operating Profit declined 38% year over year to $128 million from $204 million (35% decline excluding F/X). Adjusted Operating Profit declined 36% year over year to $132 million from $204 million (33% decline excluding F/X).

●	Effective tax rate was 25.2%.
●

Net Income declined 26% to $132 million from $178 million in the prior year period, primarily due to the decline in Operating Profit partially offset by gains from our equity investment in Meituan Dianping (“Meituan”).

Yum China Holdings, Inc. •  Shanghai, China •  Website http://ir.yumchina.com

●

Adjusted Net Income declined 23% to $136 million from $178 million in the prior year period (35% decline excluding the $31 million and $17 million net gains in the second quarter of 2020 and 2019, respectively, from our equity investment in Meituan, 31% decline if further excluding F/X).

●	Diluted EPS declined 26% to $0.34 from $0.46 in the prior year period.
●

Adjusted Diluted EPS declined 24% to $0.35 from $0.46 in the prior year period (34% decline excluding the gains from our equity investment in Meituan in 2020 and 2019, 31% decline if further excluding F/X).

●	The Company sold a portion of its equity investment in Meituan during the quarter. The Company currently owns 4.2 million shares of Meituan.

Key Financial Results

	Second Quarter 2020				Year to Date Ended 6/30/2020
	% Change				% Change
	System Sales	Same-Store Sales	Net New Units	Operating Profit	System Sales	Same-Store Sales	Net New Units	Operating Profit
Yum China	(4)	(11)	+14	(38)	(13)	(13)	+14	(56)
KFC	(6)	(10)	+9	(22)	(10)	(11)	+9	(37)
Pizza Hut	(12)	(12)	-	(48)	(25)	(22)	-	NM

	Second Quarter				Year to Date Ended 6/30
(in US$ million, except			% Change				% Change
per share data and percentages)	2020	2019	Reported	Ex F/X	2020	2019	Reported	Ex F/X
Operating Profit	$128	$204	(38)	(35)	$225	$507	(56)	(54)
Adjusted Operating Profit[1]	$132	$204	(36)	(33)	$230	$507	(55)	(53)
Net Income	$132	$178	(26)	(23)	$194	$400	(52)	(50)
Adjusted Net Income[1]	$136	$178	(23)	(20)	$199	$408	(51)	(49)
Basic Earnings Per Common Share	$0.35	$0.47	(26)	(23)	$0.51	$1.06	(52)	(49)
Adjusted Basic Earnings Per
Common Share[1]	$0.36	$0.47	(23)	(19)	$0.53	$1.08	(51)	(49)
Diluted Earnings Per Common Share	$0.34	$0.46	(26)	(24)	$0.50	$1.03	(51)	(50)
Adjusted Diluted Earnings Per
Common Share[1]	$0.35	$0.46	(24)	(20)	$0.51	$1.05	(51)	(50)

1 See “Reconciliation of Reported GAAP Results to non-GAAP Adjusted Measures” included in the accompanying tables of this release for further details.

Note:  All comparisons are versus the same period a year ago.

NM refers to changes over 100%, from negative to positive amounts or from zero to an amount.

Percentages may not recompute due to rounding.

System sales and same-store sales percentages exclude the impact of F/X. Effective January 1, 2018, temporary store closures are normalized in the same-store sales calculation by excluding the period during which stores are temporarily closed.

CEO and CFO Comments

“I am proud of the results we achieved in Q2. We continue to operate in a tough environment, facing significant headwinds from reduced traffic, particularly at transportation and tourist locations, delayed and shortened school holidays and regional resurgences of COVID-19 infections. Nevertheless, we continued to operate safely, serve our communities and recover sales, and remained profitable,” said Joey Wat, CEO of Yum China. “I take great pride in our employees, who are committed to serving our customers and remained responsive to the circumstances on the ground. Our business model is resilient and adaptable. We quickly adjusted our operations and marketing campaigns to meet evolving consumer preferences and market limitations. Rapid innovation, our leading digital infrastructure and our membership program supported product launches and value offers that were necessary to drive traffic. We protected margins through the flexible cost structure we have developed and optimized over the years. These, along with our other core capabilities such as supply chain and operations, make me confident in our ability to navigate the challenges ahead.”

Wat continued, “Seeing this great team in action, I am optimistic about our long-term prospects. Despite the uncertainties brought about by the COVID-19 pandemic, we grew our footprint. And in July, we reached a major milestone of 10,000 stores! Our 2020 target to open 800-850 gross new stores remains unchanged. With our innovation capabilities, strong digital strategy, and resilient business model, I believe we will emerge from this pandemic stronger than ever, and ready to capture the exciting long-term market opportunity in China.”

Andy Yeung, CFO of Yum China, added, “Our system sales recovered to 96% of the prior year, or 93% excluding Huang Ji Huang, in constant currency. Same-store sales also improved to 89% of the prior year, 4 percentage points higher than the first quarter. We are especially encouraged by the improvement at Pizza Hut, where same-store sales recovered from 69% in the first quarter to 88% in the second quarter. At Yum China, this is achieved amid ongoing reduced traffic at transportation and tourist locations, delayed and shortened school holidays, and resurging regional infections. The recovery is non-linear and uneven with differences across regions and trade zones. These impacts, together with the lingering effects of the COVID-19 outbreak, will continue to put pressure on our sales and operations in the third quarter.”

Yeung continued, “Our realigned cost structure and productivity improvements helped us achieve a $128 million operating profit and generate strong free cash flow in the quarter. However, with restaurant traffic still below pre-outbreak levels and the global pandemic still evolving, we are prudently managing our financial position. We believe our financial strength enables us to respond to contingencies and invest in our top opportunities in the future.”

Dividends and Share Repurchases

●

As announced in the first quarter 2020 earnings release, the Company temporarily suspended its share repurchases and, through the end of the third quarter of 2020, cash dividends on the Company’s common stock.

Digital and Delivery

●

As of June 30, 2020, the KFC and Pizza Hut loyalty programs had over 265 million members. During the quarter, member sales represented approximately 65% of KFC’s system sales and 53% of Pizza Hut’s system sales.

●

Delivery contributed to approximately 27% of KFC’s Company sales and 35% of Pizza Hut’s Company sales in the second quarter of 2020, up from approximately 18% and 24% from the prior year period, respectively.

●

Digital orders, including delivery, mobile orders and kiosk orders, accounted for approximately 86% of KFC’s Company sales and 61% of Pizza Hut’s Company sales in the second quarter of 2020, up from approximately 62% and 29% from the prior year period, respectively.

New-Unit Development and Asset Upgrade

●	The Company opened 169 new stores in the second quarter 2020, mainly driven by development of the KFC brand.
●	The Company remodeled 310 stores in the second quarter 2020.
	New Units		Restaurant Count
	Second Quarter	Year to Date	As of 6/30
	2020	Ended 6/30/2020	2020	2019
Yum China	169	348	9,954	8,751
KFC	142	307	6,749	6,179
Pizza Hut	8	19	2,258	2,252
Others[2]	19	22	947	320

2 Others include Taco Bell, Little Sheep, Huang Ji Huang, East Dawning, COFFii & JOY and Lavazza.

Restaurant Margin

Restaurant margin was 13.7% in the second quarter of 2020, compared with 14.7% in the prior-year period, primarily attributable to same-store sales decline and value promotions, combined with wage and commodity inflation, partially offset by improved productivity and relief provided by landlords and government agencies.

	Second Quarter			Year to Date Ended 6/30
	2020	2019	ppts change	2020	2019	ppts change
Yum China	13.7%	14.7%	(1.0)	12.2%	16.7%	(4.5)
KFC	14.6%	16.1%	(1.5)	14.1%	18.1%	(4.0)
Pizza Hut	11.2%	11.3%	(0.1)	6.4%	12.9%	(6.5)

2020 Outlook

The Company is affirming the following fiscal year 2020 targets, subject to revision based on future development of the COVID-19 situation:

●	To open between 800 and 850 new stores (gross), excluding Huang Ji Huang
●	To make capital expenditures between $500 million and $550 million

The Company believes that the COVID-19 outbreak will continue to have a material and extended adverse impact on its operational and financial results in 2020. Future operations, as well as the Company’s cash flows and financial position, may be materially and adversely influenced by further developments related to this global outbreak, including potential additional announcements and actions from governments and local authorities, disruption in our supply chain, our inability to provide safety measures to protect our employees, or other reasons. Nevertheless, the Company is well-positioned to capture future growth opportunities through its resilient business model, strong capabilities and dedicated team.

Note on Non-GAAP Adjusted Measures

Reported GAAP results include Special Items, which are excluded from non-GAAP adjusted measures. Special Items are not allocated to any segment and therefore only impact reported GAAP results of Yum China. See “Reconciliation of Reported GAAP Results to Non-GAAP Adjusted Measures” within this release.

Conference Call

Yum China’s management will hold an earnings conference call at 8:00 p.m. U.S. Eastern Time on Wednesday, July 29, 2020 (8:00 a.m. Beijing/Hong Kong Time on Thursday, July 30, 2020).

Operator-assisted conference calls are not available at the moment. Please register in advance of the conference through the link provided below. Upon registering, you will be provided with participant dial-in numbers, a passcode and a unique registrant ID.

Pre-registration Link:http://apac.directeventreg.com/registration/event/7255203

Conference ID:7255203

A live webcast of the call may also be accessed at https://edge.media-server.com/mmc/p/ne6pumzr.

A replay of the conference call will be available two hours after the call ends until 10:00 a.m. U.S. Eastern Time on Thursday, August 6, 2020 (10:00 p.m. Beijing/Hong Kong Time on Thursday, August 6, 2020) and may be accessed by phone at the following numbers:

U.S.:+1 855 452 5696

Mainland China:400 632 2162 or 800 870 0205

Hong Kong:+852 3051 2780

U.K.:+44 20 37014269

International:+61 2 9003 4211

Replay access code:7255203

Additionally, a live webcast and an archived webcast of this conference call will be available at http://ir.yumchina.com.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including under “2020 Outlook.” We intend all forward-looking statements to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally can be identified by the fact that they do not relate strictly to historical or current facts and by the use of forward-looking words such as “expect,” “expectation,” “believe,” “anticipate,” “may,” “could,” “intend,” “belief,” “plan,” “estimate,” “target,” “predict,” “project,” “likely,” “will,” “continue,” “should,” “forecast,” “outlook” or similar terminology. These statements are based on current estimates and assumptions made by us in light of our experience and perception of historical trends, current conditions and expected future developments, as well as other factors that we believe are appropriate and reasonable under the circumstances, but there can be no assurance that such estimates and assumptions will prove to be correct. Forward-looking statements include, without limitation, statements regarding the future strategies, business plans, investment, dividend and share repurchase plans, earnings, performance and returns of Yum China, anticipated effects of population and macroeconomic trends, and the expected impact of the COVID-19 outbreak, the anticipated effects of our innovation, digital and delivery capabilities on growth and beliefs regarding the long-term drivers of Yum China’s business. Forward-looking statements are not guarantees of performance and are inherently subject to known and unknown risks and uncertainties that are difficult to predict and could cause our actual results or events to differ materially from those indicated by those statements. We cannot assure you that any of our expectations, estimates or assumptions will be achieved. The forward-looking statements included in this press release are only made as of the date of this press release, and we disclaim any obligation to publicly update any forward-looking statement to reflect subsequent events or circumstances, except as required by law. Numerous factors could cause our actual results or events to differ materially from those expressed or implied by forward-looking statements, including, without limitation: whether we are able to achieve development goals at the times and in the amounts currently anticipated, if at all, the success of our marketing campaigns and product innovation, our ability to maintain food safety and quality control systems, changes in public health conditions, including the COVID-19 outbreak, our ability to control costs and expenses, including tax costs, as well as changes in political, economic and regulatory conditions in China. In addition, other risks and uncertainties not presently known to us or that we currently believe to be immaterial could affect the accuracy of any such forward-looking statements. All forward-looking statements should be evaluated with the understanding of their inherent uncertainty. You should consult our filings with the Securities and Exchange Commission (including the information set forth under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q) for additional detail about factors that could affect our financial and other results.

About Yum China Holdings, Inc.

Yum China Holdings, Inc. is a licensee of Yum! Brands in mainland China. It has exclusive rights in mainland China to KFC, China's leading quick-service restaurant brand, Pizza Hut, the leading casual dining restaurant brand in China, and Taco Bell, a California-based restaurant chain serving innovative Mexican-inspired food. Yum China also owns the Little Sheep, Huang Ji Huang, East Dawning and COFFii & JOY concepts outright. The Company had 9,954 restaurants in over 1,400 cities and towns at the end of June 2020. Yum China ranked # 361 on the Fortune 500 list for 2020. In 2020, Yum China was named to the Bloomberg Gender-Equality Index and was certified as a Top Employer 2020 in China by the Top Employers Institute, both for the second consecutive year. For more information, please visit http://ir.yumchina.com.

Investor Relations Contact:
Tel: +86 21 2407 7556 IR@YumChina.com

Media Contact:
Tel: +86 21 2407 7510 Media@YumChina.com

Yum China Holdings, Inc.

Condensed Consolidated Statements of Income

(in US$ million, except per share data)

(unaudited)

	Quarter Ended		% Change		Year to Date Ended		% Change
	6/30/2020	6/30/2019	B/(W)		6/30/2020	6/30/2019	B/(W)
Revenues
Company sales	$1,692	$1,926	(12)		$3,240	$4,015	(19)
Franchise fees and income	37	36	2		72	75	(4)
Revenues from transactions with franchisees and unconsolidated affiliates	157	154	1		318	324	(2)
Other revenues	16	8	97		26	14	86
Total revenues	1,902	2,124	(11)		3,656	4,428	(17)
Costs and Expenses, Net
Company restaurants
Food and paper	556	607	8		1,051	1,245	16
Payroll and employee benefits	384	450	15		778	916	15
Occupancy and other operating expenses	521	586	11		1,015	1,185	14
Company restaurant expenses	1,461	1,643	11		2,844	3,346	15
General and administrative expenses	113	109	(4)		212	223	5
Franchise expenses	16	16	4		33	36	8
Expenses for transactions with franchisees and unconsolidated affiliates	160	154	(4)		316	321	2
Other operating costs and expenses	13	6	NM		23	11	NM
Closures and impairment expenses, net	21	4	NM		29	15	(99)
Other income, net	(10)	(12)	(15)		(26)	(31)	(14)
Total costs and expenses, net	1,774	1,920	8		3,431	3,921	13
Operating Profit	128	204	(38)		225	507	(56)
Interest income, net	8	10	(8)		17	19	(8)
Investment gain	45	17	NM		37	27	40
Income Before Income Taxes	181	231	(22)		279	553	(49)
Income tax provision	(45)	(46)	1		(77)	(139)	44
Net income – including noncontrolling interests	136	185	(27)		202	414	(51)
Net income – noncontrolling interests	4	7	50		8	14	44
Net Income – Yum China Holdings, Inc.	$132	$178	(26)		$194	$400	(52)
Effective tax rate	25.2%	20.0%	(5.2)	ppts.	27.8%	25.2%	(2.6)	ppts.

Basic Earnings Per Common Share	$0.35	$0.47			$0.51	$1.06
Weighted average shares outstanding (in millions)	377	378			376	378

Diluted Earnings Per Common Share	$0.34	$0.46			$0.50	$1.03
Weighted average shares outstanding (in millions)	388	389			387	389

Cash Dividends Declared Per Common Share	$—	$0.12			$0.12	$0.24

Company sales	100.0%	100.0%			100.0%	100.0%
Food and paper	32.9	31.5	(1.4)	ppts.	32.4	31.0	(1.4)	ppts.
Payroll and employee benefits	22.7	23.4	0.7	ppts.	24.0	22.8	(1.2)	ppts.
Occupancy and other operating expenses	30.7	30.4	(0.3)	ppts.	31.4	29.5	(1.9)	ppts.
Restaurant margin	13.7%	14.7%	(1.0)	ppts.	12.2%	16.7%	(4.5)	ppts.
Operating margin	7.5%	10.6%	(3.1)	ppts.	7.0%	12.6%	(5.6)	ppts.

Percentages may not recompute due to rounding.

Yum China Holdings, Inc.

KFC Operating Results

(in US$ million)

(unaudited)

	Quarter Ended		% Change		Year to Date Ended		% Change
	6/30/2020	6/30/2019	B/(W)		6/30/2020	6/30/2019	B/(W)
Revenues
Company sales	$1,260	$1,410	(11)		$2,480	$2,949	(16)
Franchise fees and income	32	33	(5)		65	69	(7)
Revenues from transactions with franchisees and unconsolidated affiliates	15	15	1		31	32	(1)
Total revenues	1,307	1,458	(10)		2,576	3,050	(16)
Costs and Expenses, Net
Company restaurants
Food and paper	419	450	7		811	926	12
Payroll and employee benefits	271	311	13		558	631	12
Occupancy and other operating expenses	387	424	9		762	858	11
Company restaurant expenses	1,077	1,185	9		2,131	2,415	12
General and administrative expenses	42	49	15		88	98	10
Franchise expenses	16	16	8		32	35	11
Expenses for transactions with franchisees and unconsolidated affiliates	15	15	—		31	32	1
Closures and impairment expenses, net	10	—	NM		11	7	(64)
Other income, net	(12)	(12)	(8)		(29)	(30)	—
Total costs and expenses, net	1,148	1,253	8		2,264	2,557	11
Operating Profit	$159	$205	(22)		$312	$493	(37)
Company sales	100.0%	100.0%			100.0%	100.0%
Food and paper	33.3	31.9	(1.4)	ppts.	32.7	31.4	(1.3)	ppts.
Payroll and employee benefits	21.5	22.0	0.5	ppts.	22.5	21.4	(1.1)	ppts.
Occupancy and other operating expenses	30.6	30.0	(0.6)	ppts.	30.7	29.1	(1.6)	ppts.
Restaurant margin	14.6%	16.1%	(1.5)	ppts.	14.1%	18.1%	(4.0)	ppts.
Operating margin	12.6%	14.5%	(1.9)	ppts.	12.6%	16.7%	(4.1)	ppts.

Percentages may not recompute due to rounding.

Yum China Holdings, Inc.

Pizza Hut Operating Results

(in US$ million)

(unaudited)

	Quarter Ended		% Change		Year to Date Ended		% Change
	6/30/2020	6/30/2019	B/(W)		6/30/2020	6/30/2019	B/(W)
Revenues
Company sales	$422	$507	(17)		$744	$1,048	(29)
Franchise fees and income	1	1	28		2	2	14
Revenues from transactions with franchisees and unconsolidated affiliates	1	1	12		2	2	8
Other revenues	—	1	(32)		—	1	(25)
Total revenues	424	510	(17)		748	1,053	(29)
Costs and Expenses, Net
Company restaurants
Food and paper	134	155	14		236	314	25
Payroll and employee benefits	111	137	19		215	280	23
Occupancy and other operating expenses	130	157	17		245	319	23
Company restaurant expenses	375	449	16		696	913	24
General and administrative expenses	23	27	13		47	51	8
Franchise expenses	—	—	(8)		1	1	(3)
Expenses for transactions with franchisees and unconsolidated affiliates	1	1	(16)		2	2	(20)
Other operating costs and expenses	—	1	32		—	1	26
Closures and impairment expenses, net	10	3	NM		15	6	NM
Total costs and expenses, net	409	481	15		761	974	22
Operating Profit (Loss)	$15	$29	(48)		$(13)	$79	NM
Company sales	100.0%	100.0%			100.0%	100.0%
Food and paper	31.8	30.7	(1.1)	ppts.	31.7	30.0	(1.7)	ppts.
Payroll and employee benefits	26.1	27.0	0.9	ppts.	28.8	26.7	(2.1)	ppts.
Occupancy and other operating expenses	30.9	31.0	0.1	ppts.	33.1	30.4	(2.7)	ppts.
Restaurant margin	11.2%	11.3%	(0.1)	ppts.	6.4%	12.9%	(6.5)	ppts.
Operating margin	3.6%	5.8%	(2.2)	ppts.	(1.7)%	7.6%	(9.3)	ppts.

Percentages may not recompute due to rounding.

Yum China Holdings, Inc.

Condensed Consolidated Balance Sheets

(in US$ million)

	6/30/2020	12/31/2019
	(Unaudited)
ASSETS
Current Assets
Cash and cash equivalents	$674	$1,046
Short-term investments	1,034	611
Accounts receivable, net	83	88
Inventories, net	346	380
Prepaid expenses and other current assets	166	134
Total Current Assets	2,303	2,259
Property, plant and equipment, net	1,504	1,594
Operating lease right-of-use assets	1,886	1,985
Goodwill	309	254
Intangible assets, net	183	94
Deferred income taxes	99	95
Investments in unconsolidated affiliates	68	89
Other assets	611	580
Total Assets	6,963	6,950

LIABILITIES, REDEEMABLE NONCONTROLLING INTEREST AND EQUITY
Current Liabilities
Accounts payable and other current liabilities	1,660	1,691
Income taxes payable	63	45
Total Current Liabilities	1,723	1,736
Non-current operating lease liabilities	1,677	1,803
Non-current finance lease obligations	24	26
Other liabilities	252	210
Total Liabilities	3,676	3,775

Redeemable Noncontrolling Interest	12	—

Equity
Common stock, $0.01 par value; 1,000 million shares authorized; 397 million shares and 395 million shares issued at June 30, 2020 and December 31, 2019, respectively; 377 million shares and 376 million shares outstanding at June 30, 2020 and December 31, 2019, respectively	4	4
Treasury stock	(728)	(721)
Additional paid-in capital	2,444	2,427
Retained earnings	1,565	1,416
Accumulated other comprehensive loss	(82)	(49)
Total Equity – Yum China Holdings, Inc.	3,203	3,077
Noncontrolling interests	72	98
Total Equity	3,275	3,175
Total Liabilities, Redeemable Noncontrolling Interest and Equity	$6,963	$6,950

Yum China Holdings, Inc.

Condensed Consolidated Statements of Cash Flows

(in US$ million)

(unaudited)

	Year to Date Ended
	6/30/2020	6/30/2019
Cash Flows – Operating Activities
Net income – including noncontrolling interests	$202	$414
Depreciation and amortization	214	217
Non-cash operating lease cost	178	167
Closures and impairment expenses	29	15
Investment gain	(37)	(27)
Equity income from investments in unconsolidated affiliates	(34)	(37)
Distributions of income received from unconsolidated affiliates	25	38
Deferred income taxes	6	6
Share-based compensation expense	17	15
Changes in accounts receivable	6	(5)
Changes in inventories	35	(1)
Changes in prepaid expenses and other current assets	17	—
Changes in accounts payable and other current liabilities	(16)	70
Changes in income taxes payable	17	3
Changes in non-current operating lease liabilities	(194)	(188)
Other, net	(13)	(30)
Net Cash Provided by Operating Activities	452	657
Cash Flows – Investing Activities
Capital spending	(185)	(212)
Purchases of short-term investments	(1,093)	(409)
Purchase of long-term time deposits	(57)	—
Maturities of short-term investments	662	248
Contribution to unconsolidated affiliates	(13)	—
Acquisition of business, net of cash acquired	(177)	—
Disposal of equity securities	54	—
Other, net	48	5
Net Cash Used in Investing Activities	(761)	(368)
Cash Flows – Financing Activities
Repurchase of shares of common stock	(8)	(143)
Cash dividends paid on common stock	(45)	(91)
Dividends paid to noncontrolling interests	(7)	(25)
Other, net	1	—
Net Cash Used in Financing Activities	(59)	(259)
Effect of Exchange Rates on Cash, Cash Equivalents and Restricted Cash	(6)	—
Net (Decrease) Increase in Cash, Cash Equivalents and Restricted Cash	(374)	30
Cash, Cash Equivalents and Restricted Cash - Beginning of Period	1,055	1,266
Cash, Cash Equivalents and Restricted Cash - End of Period	681	1,296

In this press release:

●

The Company provides certain percentage changes excluding the impact of foreign currency translation (“F/X”). These amounts are derived by translating current year results at prior year average exchange rates. We believe the elimination of the F/X impact provides better year-to-year comparability without the distortion of foreign currency fluctuations.

●

System sales growth reflects the results of all restaurants regardless of ownership, including Company-owned, franchise and unconsolidated affiliate restaurants that operate our restaurant concepts, except for non-Company-owned restaurants for which we do not receive a sales-based royalty. Sales of franchise and unconsolidated affiliate restaurants typically generate ongoing franchise fees for the Company at a rate of approximately 6% of system sales. Franchise and unconsolidated affiliate restaurant sales are not included in Company sales in the Condensed Consolidated Statements of Income; however, the franchise fees are included in the Company’s revenues. We believe system sales growth is useful to investors as a significant indicator of the overall strength of our business as it incorporates all of our revenue drivers, Company and franchise same-store sales as well as net unit growth.

●

Effective January 1, 2018, the Company revised its definition of same-store sales growth to represent the estimated percentage change in sales of food of all restaurants in the Company system that have been open prior to the first day of our prior fiscal year, excluding the period during which stores are temporarily closed. We refer to these as our “base” stores. Previously, same-store sales growth represented the estimated percentage change in sales of all restaurants in the Company system that have been open for one year or more, including stores temporarily closed, and the base stores changed on a rolling basis from month to month. This revision was made to align with how management measures performance internally and focuses on trends of a more stable base of stores.

●

Company Restaurant profit (“Restaurant profit”) is defined as Company sales less expenses incurred directly by our Company-owned restaurants in generating Company sales. Company restaurant margin percentage is defined as Restaurant profit divided by Company sales.

Reconciliation of Reported GAAP Results to Non-GAAP Adjusted Measures

(in millions, except per share data)

(unaudited)

In addition to the results provided in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”) in this press release, the Company provides non-GAAP measures adjusted for Special Items, which include Adjusted Operating Profit, Adjusted Net Income, Adjusted EPS, Adjusted Effective Tax Rate and Adjusted EBITDA, which we define as net income including noncontrolling interests adjusted for income tax, interest income, net, investment gain or loss, depreciation, amortization and other items, including store impairment charges and Special Items. The Special Items for the year to date ended June 30, 2020 represent derecognition of indemnification assets  related to Daojia and share-based compensation cost recognized for a special award of performance stock units (“Partner PSU Awards”) granted to select employees which are described in the accompanying notes. The Special Item for the year to date ended June 30, 2019 represents impact from the U.S. Tax Cuts and Jobs Act (the “Tax Act”), as described in the accompanying notes.

The Company excludes impact from Special Items for the purpose of evaluating performance internally. Special Items are not included in any of our segment results. In addition, the Company provides Adjusted EBITDA because we believe that investors and analysts may find it useful in measuring operating performance without regard to items such as income tax, interest income, net, investment gain or loss, depreciation, amortization and other items, including store impairment charges and Special Items. These adjusted measures are not intended to replace the presentation of our financial results in accordance with GAAP.  Rather, the Company believes that the presentation of these adjusted measures provides additional information to investors to facilitate the comparison of past and present results, excluding those items that the Company does not believe are indicative of our ongoing operations due to their nature.  These adjusted measures should not be considered in isolation or as a substitute for GAAP financial results, but should be read in conjunction with the unaudited Condensed Consolidated Statements of Income and other information presented herein. A reconciliation of the most directly comparable GAAP measures to non-GAAP adjusted measures is presented below.

	Quarter Ended		Year to Date Ended
	6/30/2020	6/30/2019	6/30/2020	6/30/2019
Detail of Special Items
Derecognition of indemnification assets related to Daojia(b)	$(3)	$—	$(3)	$—
Share-based compensation expense for Partner PSU awards(c)	(1)	—	(2)	—
Special Items, Operating Profit	(4)	—	(5)	—
Tax effect on Special Items(d)	—	—	—	—
Impact from the Tax Act(e)	—	—	—	(8)
Special Items, net income – including noncontrolling interests	(4)	—	(5)	(8)
Special Items, net income – noncontrolling interests	—	—	—	—
Special Items, Net Income –Yum China Holdings, Inc.	$(4)	$—	$(5)	$(8)
Weighted-average Diluted Shares Outstanding (in millions)	388	389	387	389
Special Items, Diluted Earnings Per Common Share	$(0.01)	$—	$(0.01)	$(0.02)

Non-GAAP Reconciliations
Reconciliation of Operating Profit to Adjusted Operating Profit
Operating Profit	$128	$204	$225	$507
Special Items, Operating Profit	(4)	—	(5)	—
Adjusted Operating Profit	$132	$204	$230	$507
Reconciliation of Net Income to Adjusted Net Income
Net Income – Yum China Holdings, Inc.	$132	$178	$194	$400
Special Items, Net Income –Yum China Holdings, Inc.	(4)	—	(5)	(8)
Adjusted Net Income – Yum China Holdings, Inc.	$136	$178	$199	$408
Reconciliation of EPS to Adjusted EPS
Basic Earnings Per Common Share	$0.35	$0.47	$0.51	$1.06
Special Items, Basic Earnings Per Common Share	(0.01)	—	(0.02)	(0.02)
Adjusted Basic Earnings Per Common Share	$0.36	$0.47	$0.53	$1.08
Diluted Earnings Per Common Share	$0.34	$0.46	$0.50	$1.03
Special Items, Diluted Earnings Per Common Share	(0.01)	—	(0.01)	(0.02)
Adjusted Diluted Earnings Per Common Share	$0.35	$0.46	$0.51	$1.05
Reconciliation of Effective Tax Rate to Adjusted Effective Tax Rate
Effective tax rate	25.2%	20.0%	27.8%	25.2%
Impact on effective tax rate as a result of Special Items	0.6%	—%	0.5%	1.4%
Adjusted effective tax rate	24.6%	20.0%	27.3%	23.8%

Notes to the Condensed Consolidated Statements of Income, Condensed Consolidated Balance Sheets,

Condensed Consolidated Statements of Cash Flows and

Reconciliation of Reported GAAP Results to Non-GAAP Adjusted Measures

(in US$ million)

(unaudited)

(a)	Amounts presented as of and for the quarters and years to date ended June 30, 2020 and 2019 are unaudited.
(b)

In the quarter ended June 30, 2020, the Company derecognized a $3 million indemnification asset previously recorded for the Daojia acquisition as the indemnification right expired pursuant to the purchase agreement. The amount was included in Other income, net, as a deduction item, but was not allocated to any segment for performance reporting purposes.

(c)

In February 2020, the Company granted Partner PSU Awards to select employees who were deemed critical to the Company’s execution of its strategic operating plan. These PSU awards will only vest if threshold performance goals are achieved over a four-year performance period, with the payout ranging from 0% to 200% of the target number of shares subject to the PSU awards. Partner PSU Awards were granted to address increased competition for executive talent, motivate transformational performance and encourage management retention. Given the unique nature of these grants, the Compensation Committee does not intend to grant similar, special grants during the performance period. The impact from these special awards is excluded from metrics that management uses to assess the Company’s performance. The Company recognized share-based compensation cost of $1 million and $2 million associated with the Partner PSU Awards for the quarter and year to date ended June 30, 2020, respectively.

(d)	The tax expense was determined based upon the nature, as well as the jurisdiction, of each Special Item at the applicable tax rate.
(e)

We completed the evaluation of the impact on our transition tax computation based on the final regulations released by the U.S. Treasury Department and the U.S. Internal Revenue Service became effective in the first quarter of 2019, and recorded an additional tax expense of $8 million for the transition tax accordingly.

Reconciliation of Net Income to Adjusted EBITDA

(in US$ million)

(unaudited)

Net income, along with the reconciliation to Adjusted EBITDA, is presented below.

	Quarter Ended		Year to Date Ended
	6/30/2020	6/30/2019	6/30/2020	6/30/2019
Reconciliation of Net Income to Adjusted EBITDA
Net Income – Yum China Holdings, Inc.	$132	$178	$194	$400
Net income – noncontrolling interests	4	7	8	14
Income tax provision	45	46	77	139
Interest income, net	(8)	(10)	(17)	(19)
Investment gain	(45)	(17)	(37)	(27)
Operating Profit	128	204	225	507
Special Items, Operating Profit	4	—	5	—
Adjusted Operating Profit	132	204	230	507
Depreciation and amortization	105	106	214	217
Store impairment charges	24	11	36	25
Adjusted EBITDA	$261	$321	$480	$749

Unit Count by Brand

KFC

	12/31/2019	New Builds	Closures	6/30/2020
Company-owned	5,083	227	(79)	5,231
Unconsolidated affiliates	896	63	(12)	947
Franchisees	555	17	(1)	571
Total	6,534	307	(92)	6,749

Pizza Hut

	12/31/2019	New Builds	Closures	Refranchised	6/30/2020
Company-owned	2,178	17	(42)	(3)	2,150
Franchisees	103	2	—	3	108
Total	2,281	19	(42)	—	2,258

Others

	12/31/2019	New Builds	Closures	Acquired(1)	6/30/2020
Company-owned	94	7	(6)	3	98
Franchisees	291	14	(80)	623	848
Other	—	1	—	—	1
Total	385	22	(86)	626	947

(1)	On April 8, 2020, the Company completed the acquisition of Huang Ji Huang.

Yum China Holdings, Inc.

Segment Results

(in US$ million)

(unaudited)

Quarter Ended 6/30/2020	KFC	Pizza Hut	All Other Segments	Corporate and Unallocated(1)	Elimination	Total
Company sales	$1,260	$422	$10	$—	$—	$1,692
Franchise fees and income	32	1	4	—	—	37
Revenues from transactions with franchisees and unconsolidated affiliates	15	1	11	130	—	157
Other revenues	—	—	25	1	(10)	16
Total revenues	$1,307	$424	$50	$131	$(10)	$1,902
Company restaurant expenses	1,077	375	10	—	(1)	1,461
General and administrative expenses	42	23	11	37	—	113
Franchise expenses	16	—	—	—	—	16
Expenses for transactions with franchisees and unconsolidated affiliates	15	1	9	135	—	160
Other operating costs and expenses	—	—	21	1	(9)	13
Closures and impairment income, net	10	10	1	—	—	21
Other (income) expenses, net	(12)	—	—	2	—	(10)
Total costs and expenses, net	1,148	409	52	175	(10)	1,774
Operating Profit (Loss)	$159	$15	$(2)	$(44)	$—	$128

Quarter Ended 6/30/2019	KFC	Pizza Hut	All Other Segments	Corporate and Unallocated(1)	Elimination	Total
Company sales	$1,410	$507	$9	$—	$—	$1,926
Franchise fees and income	33	1	2	—	—	36
Revenues from transactions with franchisees and unconsolidated affiliates	15	1	5	133	—	154
Other revenues	—	1	16	1	(10)	8
Total revenues	$1,458	$510	$32	$134	$(10)	$2,124
Company restaurant expenses	1,185	449	9	—	—	1,643
General and administrative expenses	49	27	8	25	—	109
Franchise expenses	16	—	—	—	—	16
Expenses for transactions with franchisees and unconsolidated affiliates	15	1	5	133	—	154
Other operating costs and expenses	—	1	14	1	(10)	6
Closures and impairment income, net	—	3	1	—	—	4
Other income, net	(12)	—	—	—	—	(12)
Total costs and expenses, net	1,253	481	37	159	(10)	1,920
Operating Profit (Loss)	$205	$29	$(5)	$(25)	$—	$204

Year to Date Ended 6/30/2020	KFC	Pizza Hut	All Other Segments	Corporate and Unallocated(1)	Elimination	Total
Company sales	$2,480	$744	$16	$—	$—	$3,240
Franchise fees and income	65	2	5	—	—	72
Revenues from transactions with franchisees and unconsolidated affiliates	31	2	16	269	—	318
Other revenues	—	—	41	2	(17)	26
Total revenues	$2,576	$748	$78	$271	$(17)	$3,656
Company restaurant expenses	2,131	696	19	—	(2)	2,844
General and administrative expenses	88	47	19	58	—	212
Franchise expenses	32	1	—	—	—	33
Expenses for transactions with franchisees and unconsolidated affiliates	31	2	13	270	—	316
Other operating costs and expenses	—	—	36	2	(15)	23
Closures and impairment expenses, net	11	15	3	—	—	29
Other income, net	(29)	—	—	3	—	(26)
Total costs and expenses, net	2,264	761	90	333	(17)	3,431
Operating Profit (Loss)	$312	$(13)	$(12)	$(62)	$—	$225

Year to Date Ended 6/30/2019	KFC	Pizza Hut	All Other Segments	Corporate and Unallocated(1)	Elimination	Total
Company sales	$2,949	$1,048	$18	$—	$—	$4,015
Franchise fees and income	69	2	4	—	—	75
Revenues from transactions with franchisees and unconsolidated affiliates	32	2	12	278	—	324
Other revenues	—	1	30	2	(19)	14
Total revenues	$3,050	$1,053	$64	$280	$(19)	$4,428
Company restaurant expenses	2,415	913	19	—	(1)	3,346
General and administrative expenses	98	51	16	58	—	223
Franchise expenses	35	1	—	—	—	36
Expenses for transactions with franchisees and unconsolidated affiliates	32	2	11	276	—	321
Other operating costs and expenses	—	1	26	2	(18)	11
Closures and impairment expenses, net	7	6	2	—	—	15
Other income, net	(30)	—	—	(1)	—	(31)
Total costs and expenses, net	2,557	974	74	335	(19)	3,921
Operating Profit (Loss)	$493	$79	$(10)	$(55)	$—	$507

The above tables reconcile segment information, which is based on management responsibility, with our Condensed Consolidated Statements of Income.

(1)

Corporate and unallocated expenses comprise items that are not allocated to segments for performance reporting purposes. Amount includes revenues and expenses associated with transactions with franchisees and unconsolidated affiliates such as inventory procurement and other services provided to franchisees and unconsolidated affiliates. The Corporate and Unallocated column in the above tables includes, among other amounts, all amounts that we have deemed Special Items. See “Reconciliation of Reported GAAP Results to Non-GAAP Adjusted Measures”.